EXHIBIT 99.1 - PRESS RELEASE ISSUED SEPTEMBER 22, 2005

FOR IMMEDIATE RELEASE: September 22, 2005

Contact:	Bill Conboy, Vice President
Bevo Beaven, Vice President
CTA Public Relations
303-665-4200
Bill@ctapr.com
Bevo@ctapr.com

Harken Energy Corporation Announces 10 Million Share Stock Repurchase Plan

Dallas, TX - September 22, 2005 - Harken Energy Corporation (AMEX: HEC) announced that its Board of Directors has authorized a new stock repurchase program allowing the Company to buy back up to 10 million shares of its common stock. All repurchases will be made from time to time in the open market when opportunities to do so at favorable prices present themselves in compliance with all applicable laws and regulations, including the Securities and Exchange Commission rules.

Harken Energy Corporation is engaged in oil and gas exploration, development and production operations both domestically and internationally through its various subsidiaries. Additional information may be found at the Harken Energy Web site, www.harkenenergy.com, or by calling Bevo Beaven or Bill Conboy at CTA Public Relations at (303) 665-4200.

Certain statements in this announcement including statements such as “believes”, “anticipates”, “expects” and all similar statements regarding future expectations, objectives, intentions and plans for oil and gas exploration, development and production may be regarded as “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made. Management’s current view and plans, however, are subject to numerous known and unknown risks, uncertainties and other factors that may cause the actual results, performance, timing or achievements of Harken to be materially different from any results, performance, timing or achievements expressed or implied by such forward-looking statements. The various uncertainties, variables, and other risks include those discussed in detail in the Company’s SEC filings, including the Annual Report on Form 10-K/A, as amended, for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the period ended June 30, 2005. Harken undertakes no duty to update or revise any forward-looking statements. Actual results may vary materially.

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